                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CHICAGO MINIATURE LAMP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                     [LOGO] CHICAGO MINIATURE LAMP, INC.



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 17, 1996

To the Shareholders of Chicago Miniature Lamp, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Chicago Miniature Lamp, Inc. (the "Company") will be held at the offices of CML Fiberoptics, Inc., 45 Bartlett Street, Marlborough, Massachusetts on December 17, 1996, at 11:00 a.m., local time, for the following purposes:

    1. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company from 20,000,000 to 100,000,000;

    2. To consider and act upon a proposal to amend the Company's 1995 Incentive and Non-Statutory Stock Option Plan to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 450,000 to 1,000,000 shares of the Common Stock of the Company; and

    3. To transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

  Shareholders of record at the close of business on November 19, 1996, will be entitled to vote at this meeting or any postponement or adjournment thereof. Information relating to the matters to be considered and voted on at the Special Meeting is set forth in the proxy statement accompanying this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Ronald S. Goldstein

                                          Ronald S. Goldstein
                                          Secretary

Canton, Massachusetts
November 20, 1996

  IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         CHICAGO MINIATURE LAMP, INC.

                            500 Chapman Street

                       Canton, Massachusetts 02021

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CHICAGO MINIATURE LAMP, INC. (the "Company") to be voted at the Special Meeting of Shareholders to be held at the offices of CML Fiberoptics, Inc., 45 Bartlett Street, Marlborough, Massachusetts on December 17, 1996 (the "Meeting") at 11:00 a.m., local time, or any postponement or adjournment thereof.

  This Proxy Statement and the enclosed proxy are being sent to shareholders commencing on or about November 20, 1996.

  Solicitation will be primarily by mail but may also be made by personal interview or by telephone, in each case by officers and regular employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                    VOTING

  Holders of record at the close of business on November 19, 1996 (the "Record Date") of Common Stock, par value $.01 per share, of the Company ("Common Stock") will be entitled to vote at the Meeting.

  On the Record Date, there were 19,457,249 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote at the Meeting. A majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary for the approval of the amendment to the Certificate of Incorporation to increase the authorized number of shares, while only the affirmative vote of the holders of a majority of the votes present in person or by proxy at the Meeting is necessary for approval of the amendment to the Company's Stock Option Plan to increase the number of shares issuable thereunder.

  Proxies in the enclosed form are solicited by the Board of Directors of the Company in order to provide every shareholder an opportunity to vote on all matters scheduled to come before the Meeting, whether or not the shareholder attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with the shareholder's directions. In the absence of specific directions, properly executed proxies will be voted "FOR" the Amendment to the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock and "FOR" the amendment of the Company's 1995 Stock Option Plan. A shareholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the Meeting and voting such shareholder's shares in person.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of the Common Stock of the Company as of October 31, 1996 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                          AMOUNT OF
                                                          BENEFICIAL
                                                          OWNERSHIP  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   (# SHARES)   CLASS
---------------------------------------                   ---------- ----------
Frank M. Ward (2),....................................... 10,106,850    51.9%
 individually and as trustee
 500 Chapman Street
 Canton, MA 02021
Ronald S. Goldstein (3)..................................    110,757     *
Donald J. MacCrindle (4).................................     25,100     *
Richard F. Parenti (5)...................................     23,200     *
Thomas I. Kanaya.........................................     69,149     *
Michael J. Giani (6).....................................     27,000     *
Werner A. Arnold.........................................    165,000     *
Donald S. Dewsnap........................................     13,950     *
Richard E. Ingram........................................     12,000     *
All directors and executive officers as a group (9 per-
 sons)................................................... 10,553,006    54.2%

--------
 * Less than 1%
(1) The address of the Company's directors and officers is Chicago Miniature Lamp, Inc., 500 Chapman Street, Canton, Massachusetts 02021.
(2) Includes 8,255,820 shares beneficially owned by Frank M. Ward and Eileen
    M. Ward as joint tenants with right of survivorship and 1,851,030 shares deemed to be beneficially owned by Frank M. Ward, as trustee under certain trust agreements for each of his five children dated May 23, 1995 (the "Trust Agreements"). The Trust Agreements terminate upon each child reaching the age of 35 (the first of such trusts will terminate in 2005).
(3) Reflects 75,000 shares issuable upon the exercise of presently exercisable stock options beneficially owned by Mr. Goldstein and granted pursuant to the Company's Stock Option Plan.
(4) Reflects 5,000 shares issuable upon the exercise of presently exercisable stock options beneficially owned by Mr. MacCrindle and granted pursuant to the Company's Stock Option Plan.
(5) Reflects 5,000 shares issuable upon the exercise of presently exercisable stock options beneficially owned by Mr. Parenti and granted pursuant to the Company's Stock Option Plan.
(6) Reflects 24,000 shares issuable upon the exercise of presently exercisable stock options beneficially owned by Mr. Giani and granted pursuant to the Company's Stock Option Plan.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total compensation paid or accrued by the Company for services rendered during the most recently completed fiscal year ended December 3, 1995, and the two preceding fiscal years of the Company by the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose total cash compensation for the year ended December 3, 1995, exceeded $100,000.

                        Summary Compensation Table

                                                            LONG-TERM
                                                          COMPENSATION
                                                      ---------------------
                                  ANNUAL COMPENSATION        AWARDS
                                  ------------------- ---------------------
NAME AND                                              SECURITIES UNDERLYING
PRINCIPAL POSITION        YEAR       (SALARY) ($)          OPTIONS (#)
------------------        ----    ------------------- ---------------------
Frank M. Ward
  President and Chief Ex-
   ecutive Officer....... 1995        $  360,000                --
                          1994(1)     $2,000,000                --
                          1993(2)     $3,251,000                --
Donald J. MacCrindle
  Executive Vice Presi-
   dent.................. 1995        $  112,538             30,000
                          1994(1)     $   73,957                --
                          1993(2)     $   75,000                --

--------
(1) For the nine month period ended November 27, 1994. (Fiscal year was changed.)
(2) For the fiscal year ended February 27, 1994.

  In December 1994, the Company entered into a three year employment agreement with Mr. Ward. The agreement provided for a salary of $360,000, $420,000 and $480,000 for fiscal years 1995 through 1997, respectively. At the request of Mr. Ward, the employment agreement has been amended to reduce his salary to $250,000 for each of the fiscal years 1996 and 1997. The agreement also provides for the reimbursement of Mr. Ward's reasonable and necessary expenses in carrying out his duties as Chief Executive Officer, including an automobile and related expenses. Under the agreement, Mr. Ward is also entitled to receive all employee benefits under any retirement, pension, profit-sharing, insurance and other plans which are in effect or which may be later adopted. In the event of any disability that renders Mr. Ward incapable of performing his normal duties with the Company that continues for a period of one year, the Company may, at its option, terminate the employment contract.

  In connection with the acquisition of W. Albrecht GmbH u. Co. KG and certain other entities, the Company entered into three-year employment agreements with Mr. Werner A. Arnold and Mr. Daniel S. Savocchia. After the first three-year term, the agreements can be extended annually for additional one-year terms. Mr. Arnold will be paid an annual salary of DM 225,000 and has received stock options to purchase an aggregate of 75,000 shares of Common Stock, which options have an exercise price of $24.33 per share and vest at the rate of 20% per year commencing May 30, 1997. Mr. Savocchia will be paid an annual salary of $100,000 and will receive a car allowance of $450 per month. Mr. Savocchia has received stock options to purchase an aggregate of 30,000 shares of Common Stock, which options have an exercise price of $24.33 per share and vest at the rate of 20% per year commencing May 30, 1997. The agreement with Mr. Arnold also provides for reimbursement of reasonable and necessary business expenses. Under the employment agreements, Messrs. Arnold and Savocchia are entitled to receive all employee benefits, rights and privileges under any retirement, pension, profit-sharing, insurance, hospital or other plans that may now be in effect or that may be later adopted. In the event of disability that renders either Mr. Arnold or Savocchia incapable of performing his normal duties for a period of six consecutive months, the Company may terminate such employee's employment by giving him notice in writing. In the event of such termination, Mr. Savocchia is entitled to (i) his then-current salary for the six-month period commencing with such disability or (ii) the unexpired term of his employment, whichever is less. Each employment agreement is also terminable by either party for cause. The agreements also contain non-compete clauses that prohibit Messrs. Arnold and Savocchia from competing with the Company for a period of five years following termination of their employment with the Company.

                    Option Grants in Last Fiscal Year

  During the fiscal year ended December 3, 1995, the Company granted options to the executive officers shown in the Summary Compensation Table as follows:

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                      ANNUAL RATES OF STOCK
                                                                       PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                 FOR OPTION TERM (1)
                         ------------------------------------------   ----------------------
                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO EXERCISE
                          OPTIONS   EMPLOYEES  PRICE(2)  EXPIRATION
          NAME           GRANTED(#)  IN YEAR   ($/SHARE)    DATE        5%($)      10%($)
          ----           ---------- ---------- --------- ----------   ---------- -----------
Frank M. Ward...........      --        --         --         --             --
Donald J. MacCrindle....   15,000      4.35%    $ 8.33    6/13/05(3)  $   78,600 $  199,200
                           15,000      4.35%    $10.75    8/10/05(4)  $  101,400 $  257,100

--------
(1) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation set by the Commission. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.
(3) Options vest at the rate of 33.33% per year for each of the first three years after grant and terminate ten years from the date of grant.
(4) Options all vested on date of grant and terminate ten years from date of grant.

             Aggregated Option Exercises in Last Fiscal Year

                        and Year-End Option Values

                                                                           VALUE OF
                           NUMBER                   NUMBER OF             UNEXERCISED
                          OF SHARES           SECURITIES UNDERLYING      IN-THE-MONEY
                          ACQUIRED    VALUE   UNEXERCISED OPTIONS AT      OPTIONS AT
          NAME           ON EXERCISE REALIZED        YEAR-END           YEAR-END ($)(1)
          ----           ----------- -------- ---------------------- ---------------------
Frank M. Ward...........     --        --                --                   --
Donald J. MacCrindle....     --        --             15,000          $42,450 Exercisable
                                                      15,000         $78,750 Unexercisable

--------
(1) Calculated based on the last reported sales price of $13.58 per share of Common Stock as reported on the Nasdaq National Market on December 3, 1995.

STOCK OPTION PLAN

  Under the Company's Stock Option Plan (the "Plan"), 750,000 shares of Common Stock were reserved for issuance upon exercise of stock options. On October 9, 1996, the number of shares reserved for issuance upon exercise of stock options under the Plan was reduced to 450,000. The Plan is designed as a means to retain and motivate key employees. The Stock Option Committee administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and others who perform services for the Company. As of December 3, 1995, there were 345,000 shares underlying unexercised options granted under the Plan. As of November 19, 1996, there remained 5,202 shares available for future grant.

  The Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options. Options are granted under the Plan on such terms and at such prices as recommended by the Stock Option Committee and approved by the Board of Directors, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution.

Compensation Committee Interlocks And Insider Participation

  Prior to the creation of the Compensation Committee on March 27, 1995, decisions on executive compensation were made by the Company's Chief Executive Officer, Frank M. Ward. During the entire period from the beginning of fiscal 1995 through March 27, 1995, Mr. Ward was employed under the employment agreement described under the summary compensation table and Mr. Ward did not participate in any executive compensation decisions affecting himself, although he did request that his salary be reduced to $250,000 for fiscal years 1996 and 1997.

Directors' Compensation

  Directors who are not employees of the Company receive annually a fee of $10,000 in addition to reimbursement for out-of-pocket expenses.

                        PROPOSAL TO AMEND THE COMPANY'S
                        CERTIFICATE OF INCORPORATION TO
                       INCREASE AUTHORIZED COMMON SHARES

Introduction

  Currently, the Company's Restated Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value. As of November 19, 1996, 19,457,249 shares of Common Stock were issued and outstanding and 444,798 shares were reserved for issuance upon the exercise of outstanding options. Accordingly, on November 19, 1996, if all outstanding options were exercised, there would only be 97,953 shares of Common Stock available for issuance by the Company. No shares of Preferred Stock have been issued by the Company.

Amendment

  On November 1, 1996, the Board of Directors approved an increase in the authorized number of shares of Common Stock from 20,000,000 to 100,000,000 shares, subject to shareholder approval. The action of the Board of Directors was in the form of resolutions setting forth (i) the proposed amendment to the first sentence of Article IV of the Company's Restated Certificate of Incorporation, (ii) the advisability of the amendment; and (iii) calling for submission of the amendment for approval by the shareholders at the Meeting.

  The following is the text of the first sentence of Article IV of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

    The aggregate number of the authorized shares, itemized by class, series, if any, and par value within a class, is as follows:

   CLASS                                       NUMBER OF SHARES SERIES PAR VALUE
   -----                                       ---------------- ------ ---------
   Common.....................................   100,000,000     N/A     $.01
   Preferred..................................     5,000,000     N/A     $.01
   Total Number of Shares Authorized:.........   105,000,000
   Total Authorized Capital:..................    $1,050,000

Purpose And Effect Of Proposed Amendment

  The Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock that the Company is authorized to issue to give the Company additional flexibility to raise equity capital, adopt additional employee benefit plans or reserve additional shares for issuance under such plans and make acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any of these purposes, except as permitted or required by the Company's existing employee benefit plans. The Board of Directors believes that the proposed increase in the authorized shares would make it unnecessary to hold a special shareholders' meeting in the future for the purpose of authorizing an increase in the authorized Common Stock should the Company decide to use its shares for one or more of such previously mentioned purposes. No additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of The Nasdaq National Market.

  Under the Company's Restated Certificate of Incorporation, the Company's shareholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the shareholdings of current shareholders.

  The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile attempt to take over the Company, it might be possible for the Company to try to impede such an attempt by issuing shares of the Common Stock through a "private placement" to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The overall effect, therefore, could be to discourage unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business.

Proposed Resolutions

  Resolutions in substantially the following form will be submitted to the shareholders at the Meeting:

    "RESOLVED, that the Company's authorized shares of Common Stock be increased from 20,000,000 shares to 100,000,000 shares and that the Company's Restated Certificate of Incorporation be amended to reflect said increase.

    RESOLVED FURTHER, that appropriate officers of the Company be, and the same are, hereby authorized, empowered and directed in the name on behalf of the Company to take such action and execute such documents as may be deemed necessary or desirable to carry out the intent and purpose of the foregoing resolution."

Recommendation Of The Board

  The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such increase.

                             PROPOSAL TO AMEND THE
                              1995 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN

  The Company maintains a stock option plan, the 1995 Incentive and Non-Statutory Stock Option Plan (the "Plan") under which incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Plan, options may be granted at not less than the fair market value on the date of grant. Options may be subject to a vesting schedule and expire ten years after grant.

  The 1995 Plan originally reserved 750,000 shares of the Company's Common Stock for issuance thereunder. Due to the limited number of authorized shares of Common Stock available to the Company, on October 9, 1996, the Board of Directors decreased the number of shares reserved for issuance under the Plan to 450,000. As of November 19, 1996, 444,798 of the 450,000 options authorized are outstanding. The Company has in the past utilized and wishes in the future to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors and others.

  Options under the Plan are either "incentive options" ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options" ("NQOs") which are not intended to so qualify.

  On November 1, 1996, the Board of Directors approved and recommends to the shareholders that they approve a proposal to amend the Company's Plan to increase the number of shares of Common Stock available for grant under the Plan from 450,000 to 1,000,000, an increase of 550,000 shares of Common Stock. The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following revised Section 3.1:

    3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed 1,000,000 shares of Common Stock.

  The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Proxies will be voted in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" adoption of the proposed amendment to the Plan. Prior to the Meeting, there are not sufficient authorized shares to reserve 1,000,000 shares for the Plan, and consequently, if the proposal to increase the authorized number of shares of Common Stock of the Company from 20,000,000 to 100,000,000 is not adopted, the proposal to amend the Plan will be withdrawn.

  Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the Meeting, the Plan will remain unchanged. The following is a summary of the provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which may be obtained from the Company.

Summary Description Of The Stock Option Plan

  The Plan is administered by the Board of Directors of the Company and the Stock Option Committee (the "Committee") appointed by the Board of Directors. Upon the recommendation of the Committee, the Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Company. The current members of the Committee appointed by the Board of Directors are Donald S. Dewsnap and Richard E. Ingram. The Committee establishes rules and regulations for the operation of the Plan, selects persons to receive options, determines the option price for shares subject to each option, and determines the number of shares subject to grants.

  If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

  The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000.

  The vesting period for options granted under the Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate 90 days after retirement. In the event of death or disability, all vested options expire 180 days from the date of death or termination of employment due to disability.

  Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of: (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Company.

Stock Options

  The Board of Directors and the Committee may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Committee determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than 10% shareholder. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant, whereas the option price for an NQO may be more or less than the fair market value on the date of grant. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

  Information as to the amount of options received during the last fiscal year by the executive officers of the Company with an annual compensation greater than $100,000 is set forth under "Options Granted in Last Fiscal Year" appearing on page 4. In addition to those options, during the last fiscal year ended December 3, 1995, the Company granted options to purchase 315,000 shares of Common Stock to employees of the Company. No options were granted to non-employees of the Company. As of the date of this Proxy Statement, neither the Committee nor the Board of Directors has approved any awards of options under the Plan in excess of the number of shares currently available for issuance under the Plan. Neither the number nor value of future option awards to be received by or allocated to particular participants or groups of participants is presently determinable.

  At October 31, 1996, the market value per share of Common Stock was $29.75.

Federal Income Tax Consequences

  The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

  An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise price and the fair market value. An optionee who receives an NQO realizes income upon exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

  In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of option-acquired shares.

Recommendation Of The Board

  The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for grant from 450,000 to 1,000,000. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such increase.

                                 OTHER MATTERS

  Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons named therein or their substitutes.

                                          By Order of the Board of Directors

                                          /s/ Ronald S. Goldstein
                                          Ronald S. Goldstein
                                          Secretary

November 20, 1996

                                                               Proxy Card Front

          [X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



   1. TO CONSIDER and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company from 20,000,000 to 100,000,000


                        FOR             AGAINST            ABSTAIN

                        [_]               [_]                [_]



   2. TO CONSIDER and act upon a proposal to amend the Company's 1995 Incentive and Non-Statutory Stock Option Plan to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 450,000 to 1,000,000 shares of Common Stock of the Company.


                        FOR             AGAINST            ABSTAIN

                        [_]               [_]                [_]


   3. TO TRANSACT such other business as may properly come before the meeting or any postponement or adjournment thereof.



   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


   SIGNATURE ______________________________________     DATE ___________________



   SIGNATURE ______________________________________     DATE ___________________


   Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                                                 Proxy Card Back


                          CHICAGO MINIATURE LAMP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank M. Ward or Ronald S. Goldstein, as Proxy for the undersigned, to vote all shares of Common Stock of the undersigned in Chicago Miniature Lamp, Inc. with all the powers that the undersigned would have if personally present, at the Special Meeting of Shareholders of Chicago Miniature Lamp, Inc. to be held at the offices of CML Fiberoptics, Inc., 45 Bartlett Street, Marlborough, Massachusetts on December 17, 1996, at 11:00 a.m., local time, and at any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)